UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 29, 2006

DIGITAL INSIGHT CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-27459	77-0493142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code:	(818) 871-0000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, the Board of Directors of Digital Insight Corporation (the “Company”) approved the Digital Insight Corporation Change in Control Severance Plan (the “CIC Plan”), which is designed to make certain benefits available to eligible employees of the Company and its subsidiaries in the event of a change in control of the Company, and to provide certain severance benefits to such employees if they experience a covered termination of employment upon, or within 12 months following, a change in control of the Company. The CIC Plan covers those employees of the Company and its subsidiaries who are designated in the CIC Plan as eligible to participate (collectively, “Eligible Employees”), which includes the executive officers of the Company. In addition, to be eligible to participate in the CIC Plan, all Eligible Employees must expressly waive their entitlement, if any, to the acceleration of vesting and severance benefits on a change in control under any other agreement in which they have entered with the Company, and may not actually receive severance benefits under another plan, arrangement or agreement.

Under the CIC Plan, in the event of a change in control of the Company, Eligible Employees who are Executive Vice Presidents (“EVPs”) (except for Joseph McDoniel and the Company’s Chief Financial Officer), Senior Vice Presidents (“SVPs”) and Eligible Employees who are specifically designated to receive this acceleration under the CIC Plan (“Top Performers”) will have 65% of their unvested equity rights accelerated so that such equity rights will be fully vested on the change in control, and the remaining 35% of such unvested equity rights will continue to vest in accordance with their original vesting schedule after the consummation of the change in control of the Company.

The CIC Plan also provides that if an Eligible Employee experiences a covered termination upon, or within 12 months following, a change in control of the Company, such Eligible Employee will receive severance benefits on account of such covered termination. For this purpose, for all Eligible Employees a covered termination will include an involuntary termination by the Company (or any successor) without cause, and for the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), EVPs (including Joseph McDoniel), SVPs and Top Performers a covered termination will also include a resignation for good reason. The receipt of severance benefits under the CIC Plan is expressly conditioned on the Eligible Employee executing and not revoking a release of claims.

If the Company’s CEO has a covered termination under the CIC Plan, he is entitled to a lump sum cash payment equal to two times the sum of (i) his highest base salary as in effect prior to termination for a covered termination and (ii) his target bonus for the year in which the covered termination occurs (which shall be 100% of his base salary). He also receives 24 months of continued health and welfare benefits coverage, full acceleration of vesting of his unvested equity rights, and outplacement services not to exceed 20% of his base salary. The CIC Plan also provides that if the CEO can resign for good reason as a result of the change in control of the Company, but does not do so because he enters into an offer letter, employment agreement, transitional services agreement or other similar agreement for services to be performed after the change in control, he will be entitled to the benefits described above regardless of whether he has a termination or resignation of employment upon the change in control, with the value of the continuation of health and welfare benefits and outplacement services payable in cash as a lump sum payment to him.

If the Company’s CFO, EVPs and SVPs have a covered termination under the CIC Plan, they are entitled to a lump sum cash payment equal to one and half times the sum of their (i) highest base salary as in effect prior to their covered termination and (ii) their target bonus for the year in which the covered termination occurs. They also receive 18 months of continued health and welfare benefits coverage; full acceleration of vesting of their unvested equity rights; and outplacement services not to exceed 20% of their base salary. The CIC Plan also provides that if the CFO can resign for good reason as a result of the change in control, but does not do so because he enters into an offer letter, employment agreement, transitional services agreement or other similar agreement for services to be performed after the change in control, he will be entitled to the benefits described above regardless of whether he has a termination or resignation of employment upon the change in control, with the value of the continuation of health and welfare benefits and outplacement services payable in cash as a lump sum payment to him.

If Eligible Employees with the title of Vice President have a covered termination under the CIC Plan, they are entitled to a lump sum cash payment equal in value to six months of base salary, plus one month of base salary for each year of service with the Company (or any successor) (capped at 12 months of base salary); continued health and welfare benefits coverage for six months, plus one month for each year of service with the Company (or any successor) (capped at 12 months); full acceleration of vesting of their unvested equity rights; and three months of outplacement services. If Eligible Employees with the title of Director have a covered termination under the CIC Plan, they are entitled to a lump sum cash payment equal in value to four months of base salary, plus two weeks of base salary for each year of service with the Company (or any successor) (capped at 6 months of base salary); continued health and welfare benefits coverage for four months, plus two weeks for each year of service with the Company (or any successor) (capped at six months); full acceleration of vesting of their unvested equity rights; and three months of outplacement services. If any other Eligible Employees have a covered termination under the CIC Plan, they are entitled to a lump sum cash payment equal in value to one month of base salary, plus two weeks of base salary for each year of service with the Company (or any successor) (capped at four months of base salary); continued health and welfare benefits coverage for one month, plus two weeks for each year of service with the Company (or any successor) (capped at four months); full acceleration of vesting of their unvested equity rights; and one month of outplacement services. Any Top Performer who is designated as a transition employee under the CIC Plan will be entitled to the same severance benefits as the Vice Presidents, except that such severance benefits will be paid on the change in control.

In addition, with respect to the Company’s CEO, CFO, EVPs (including Joseph McDoniel) and SVPs, in the event any payments or benefits under the CIC Plan would be considered “excess parachute payments,” alone or with respect to any other amounts they receive, under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such individual will be grossed-up for any excise taxes that results under Section 4999 of the Code on such payments or benefits, so they would be in the same after-tax position they would have been in absent the excise tax on excess parachute payments.

The summary of material terms of the CIC Plan set forth above is qualified in its entirety by reference to the full text of the CIC Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit. The following document is filed as exhibit to this report:

10.1	Digital Insight Corporation Change in Control Severance Plan and Summary Plan Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date:	December 1, 2006	By:	/s/ Paul J. Pucino
		Name:	Paul J. Pucino
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Digital Insight Corporation Change in Control Severance Plan and Summary Plan Description